UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 3, 2005

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, CA	92056
(Address of principal executive offices)	(Zip Code)

(760) 806-8922

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 3, 2005, SeraCare Life Sciences, Inc. (the “Company”) announced that it had appointed Craig A. Hooson as the Company’s Chief Financial Officer. Mr. Hooson is expected to join the Company by the end of May 2005 and will begin serving as the Company’s Chief Financial Officer at that time.

In connection with his appointment, the Company has entered into an offer letter with Mr. Hooson. The following summary of Mr. Hooson’s offer letter is qualified in its entirety by reference to the text of the offer letter, a copy of which is filed as Exhibit 10.1 to this report and hereby incorporated into this report by this reference.

Pursuant to the terms of the offer letter, Mr. Hooson will be an at-will employee of the Company. Mr. Hooson’s annual base salary will be $200,000, and he is eligible for a potential annual bonus of up to 30% of his annual base salary, such amount to be determined based upon the profitability of the Company. Mr. Hooson is also entitled to participate in and be covered by all other employee health, insurance, 401K and other plans and benefits currently established for the employees of the Company. In addition, the offer letter provides Mr. Hooson with paid time off benefits of 20 days per year.

In accordance with the terms of the offer letter, on the date that Mr. Hooson begins his employment with the Company, the Company will grant Mr. Hooson an option to purchase 100,000 shares of the Company’s common stock at an exercise price equal to the closing price per share of the Company’s common stock on his first day of service to the Company. The stock option vests in four equal annual installments and expires on the seventh anniversary of his first day of service to the Company. The foregoing summary of Mr. Hooson’s stock option agreement is qualified in its entirety by reference to the text of the form of incentive stock option agreement, a copy of which is filed as Exhibit 10.2 to this report and hereby incorporated into this report by this reference.

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 3, 2005, the Company issued the press release attached as Exhibit 99.1 to this report and hereby incorporated into this report by this reference.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Jerry L. Burdick has been serving as the Company’s Acting Chief Financial Officer pending the Company’s completion of its search for a replacement for its previous Chief Financial Officer. As reported in part (c) of this Item 5.02, on May 3, 2005, the Company announced that it had appointed Mr. Hooson as its Chief Financial Officer. Mr. Burdick will continue to serve as the Company’s Acting Chief Financial Officer until Mr. Hooson formally joins the Company at the end of May 2005, at which time Mr. Burdick will cease to be the Acting Chief Financial Officer of the Company. Mr. Burdick will continue to serve as a consultant to the Company under the terms of his existing consulting agreement with the Company.

(c) On May 3, 2005, the Company issued the press release attached as Exhibit 99.1 and hereby incorporated into this report by this reference, announcing the appointment of Craig A. Hooson as its Chief Financial Officer.

Mr. Hooson, 47, joins the Company from MedImmune, Inc. (NASDAQ: MEDI), a fully integrated biotechnology company, where he served as the Director of Accounting from March 2001 to August 2003, and as the Senior Director, Finance Operations Controller from August 2003 to April 2005. From March 1999 to February 2001, Mr. Hooson was the Corporate Controller of Hudson RCI, Inc., a medical device manufacturing firm. From August 1987 to March 1999, Mr. Hooson worked for Vickers Plc, a UK-based international engineering company, where he last held the position of Chief Financial Officer of one of its subsidiaries. Prior to that, from August 1983 to August 1987, Mr. Hooson worked as a Chartered Accountant for Arthur Anderson & Co.

Mr. Hooson is a Certified Public Accountant in the State of California and holds a B.S. in Mechanical Engineering from Southhampton University and an M.B.A. in Finance from Pepperdine University.

See disclosure under Item 1.01 above for the material terms of Mr. Hooson’s offer letter and other material terms of his employment.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2005	SERACARE LIFE SCIENCES, INC.

/s/ Jerry L. Burdick
Jerry L. Burdick, Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter, dated April 20, 2005, from SeraCare Life Sciences, Inc. to Craig A. Hooson.

10.2	Form of Incentive Stock Option Agreement to be entered into by SeraCare Life Sciences, Inc. and Craig A. Hooson.

99.1	Text of press release of SeraCare Life Sciences, Inc., issued May 3, 2005.